SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2003

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 East Indian School Road Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

(480) 606-3886

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On November 26, 2003, Rural/Metro Corporation, a Delaware corporation (the “Company”) announced that its listing exception on the Nasdaq SmallCap Market (“Nasdaq”) had been modified and its trading symbol returned to RURL with the opening of the market on Friday, November 28, 2003. The Company received written notice from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that the Panel will continue the Company’s listing under the following terms: (i) the Company must timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before June 30, 2004; and the Company must demonstrate at least $500,000 in net income from continuing operations on a cumulative basis for each quarter and during fiscal 2004, or satisfy $2.5 million in shareholders’ equity or $35 million in market value of its listed securities.

A copy of the release is filed herewith as Exhibit 99.1.

The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date:	December 1, 2003	By:	/s/ John S. Banas III

John S. Banas III Senior Vice President

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Rural/Metro Corporation dated November 26, 2003